UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2022

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard Wells
On January 7, 2022, Richard Wells notified the Board of Directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) of his resignation from the Board and all committees thereof, effective immediately. Mr. Wells’ decision to leave the Board was not the result of any disagreement between the Company and Mr. Wells on any matter relating to the Company’s operations, policies or practices.
Appointment of Raymond Vicks Jr.
Effective January 7, 2022, the Board appointed Raymond Vicks, Jr. to serve as a director of the Company. Mr. Vicks will serve as a Class II director whose term will expire at the 2023 Annual Meeting of Stockholders, and he will serve as a member of the audit committee of the Board.
There is no arrangement or understanding between Mr. Vicks and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Vicks and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Vicks requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Vicks is set forth below:
Raymond Vicks, Jr., age 62, previously served as Managing Partner at The BMV Group, a position he held from August 2017 until his retirement in 2019. Mr. Vicks also served as the Chief Financial Officer of The HSC Health Care System from 2015 to 2019. Prior to that, Mr. Vicks served in roles of increasing responsibility at PricewaterhouseCoopers LLP from 1995 to 2014, where at the time of his departure he was a Partner. Mr. Vicks is a Certified Public Accountant and received his B.S. in Accounting from Virginia Tech and his M.P.H from the George Washington University. The Board believes that Mr. Vicks financial expertise, public accounting experience and his experience as a director and executive of companies provide him with the qualifications and skills to serve as a director of our company.
Upon commencement of his service as a director on January 7, 2022, the Board granted Mr. Vicks 8,085 restricted stock units, with one third of the shares underlying the restricted stock units vesting on each anniversary of the grant date such that the award will be fully vested after three years, subject to Mr. Vicks’s continued service as a director through the applicable vesting dates and accelerated vesting in specified circumstances.
Mr. Vicks has also entered into the Company’s standard form of indemnification agreement.
Item 7.01     Regulation FD Disclosure.
On January 7, 2022, Tenable issued a press release relating to the appointment of Mr. Vicks to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated January 7, 2022
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on January 7, 2022, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	January 7, 2022	By:	/s/ Stephen A. Riddick
Stephen A. Riddick
General Counsel and Corporate Secretary